Exhibit A

(Amended June 4, 2014)

Fund	Percent of Net Assets	End of Term
Catalyst Small-Cap Insider Buying Fund Class A, C and I Shares	1.30	10/31/14
Catalyst Strategic Insider Fund Class A, C and I Shares	1.30	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst Insider Buying Fund Class A, C and I Shares	1.25	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst Insider Long-Short Fund Class A, C and I Shares	1.25	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst Hedged Futures Strategy Fund Class A, C and I Shares	2.74	10/31/14
Catalyst Event Arbitrage Fund Class A, C and I Shares	1.50	10/31/14
Catalyst/SMH High Income Fund Class A, C and I Shares	1.20	10/31/14
Catalyst/SMH Total Return Income Fund Class A, C and I Shares	1.30	10/31/14
Catalyst/Groesbeck Growth of Income Fund Class A, C and I Shares	1.30	10/31/14
Catalyst/MAP Global Total Return Income Fund Class A, C and I Shares	Class A and C Shares -1.30 Class I Shares - 1.25	Class A and C Shares -10/31/14 Class I Shares – 10/31/15
Catalyst/MAP Global Capital Appreciation Fund Class A, C and I Shares	Class A and C Shares -1.30 Class I Shares - 1.25	Class A and C Shares -10/31/14 Class I Shares – 10/31/15
Catalyst/CP Core Equity Fund Class A, C and I Shares	1.10	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst/CP World Equity Fund Class A, C and I Shares	1.10	10/31/14
Catalyst/CP Focus Large Cap Fund Class A, C and I Shares	1.10	10/31/14
Catalyst/CP Focus Mid Cap Fund Class A, C and I Shares	1.25	10/31/14
Catalyst/Lyons Tactical Allocation Fund Class A, C and I Shares	1.25	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst/Lyons Hedged Premium Return Fund Class A, C and I Shares	1.25	Class A and C Shares – 10/31/14 Class I Shares – 10/31/15
Catalyst/Princeton Floating Rate Income Fund Class A, C and I Shares	1.20	10/31/14
Catalyst/EquityCompass Buyback Strategy Fund Class A, C and I Shares	1.25	10/31/15
Catalyst Macro Strategy Fund Class A, C and I Shares	1.70	10/31/15
Catalyst Activist Investor Fund Class A, C and I Shares	1.25	10/31/15
Catalyst Insider Income Fund Class A, C and I Shares	1.20	10/31/15
Catalyst Absolute Total Return Fund Class A, C and I Shares	1.75	10/31/15
Catalyst/Stone Beach Income Opportunity Fund Class A, C and I Shares	1.30	10/31/15
Catalyst/Groesbeck Aggressive Growth Fund Class A, C and I Shares	1.30	10/31/15

CATALYST CAPITAL ADVISORS LLC By: /s/Jerry Szilagyi Jerry Szilagyi, Managing Member
MUTUAL FUND SERIES TRUST By: Tobias Caldwell Name, Title: Tobias Caldwell, Trustee